Independent Auditors' Consent



To the Shareholders and Board of Trustees of Smith Barney Muni Funds - National Portfolio:

We consent to the incorporation by reference, of our report dated May 12, 1999 with respect to the Smith
Barney Muni Funds - National Portfolio in Part B under the heading "Financial Statements" of the proxy statement/prospectus and the reference to our firm under the heading "Representations and Warranties" in Exhibit A in the proxy statement/prospectus and "Auditors" in the Statement of Additional Information.

	KPMG
LLP


New York, New York
February 25, 2000